KPMG Peat Marwick LLP (letterhead)
	Two Central Park Plaza Telephone 402-348-1450	Telefax 402-348-0152
	Suite 1501
	Omaha, NE 68102

	233 South 13th Street, Telephone 402-476-1216	Telefax 402-476-1944
	Suite 1600
	Lincoln, NE 68508-2041


March 1, 1996







Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Valmont Industries, Inc. and, under the date of February 16, 1996, we reported on the consolidated financial statements of Valmont Industries, Inc. and subsidiaries as of and for the years ended December 30, 1995 and December 31, 1994. On February 28, 1996, our appointment as principal accountants was terminated. We have read Valmont Industries, Inc.'s statements included under Item 4 of its Form 8-K dated February 28, 1996, and we agree with such statements, except we are not in a position to agree or disagree with the statement that the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to engage Deloitte & Touche LLP as the independent accountant for Valmont Industries, Inc.

Very truly yours,

/S/KPMG PEAT MARWICK LLP